Exhibit 4.58

Supplementary Agreement

on the Transfer of the Target Company

No.: []

This Agreement is executed by and among the following Parties as of April 24, 2022 in Beijing, the People’s Republic of China (the “PRC”):

Party A: Pan Heyong, ID No.: *************

Tel: *************

Email: *************

Address: *************

Party B: Zhejiang Lishui Mengxiang Education Development Co., Ltd., a limited liability company duly incorporated and validly existing in Lishui City with its registered address at No. 818 Huayuan Road, Liandu District, Lishui City, Zhejiang Province (“Mengxiang Education”), with its unified social credit code of 913311007315134241

Contact person: Mao Hailing

Tel: *************

Email: *************

Address: *************

Party C: Beijing Shangkun Education Technology Development Co., Ltd., a limited liability company duly incorporated and validly existing in Beijing, with its registered address at Room 402, 4/F, Main Building, No. 22 Baiqiao Avenue, Dongcheng District, Beijing (the “Shangkun Kefa”), with its unified social credit code of 91110116 MA007C0F09

Contact person: Pan Heyong

Tel: *************

Email: *************

Address: *************

Party D: Beijing Pengxiang Tianxia Education Technology Co., Ltd., a limited liability company duly incorporated and validly existing in Beijing, with its registered address at Annex 42108, 4/F, No. 69 Zizhuyuan Road, Haidian District, Beijing (the “Target Company”), with its unified social credit code of 91110108 MA7DX8TY6N

Contact person: Xu Jianling

Tel: *************

Email: *************

Address: *************

Party E1: Kuang Mei, ID No.: *************

Tel: *************

Email: *************

Address: *************

Party E2: Xu Jianling, ID No.: *************

Tel: *************

Email: *************

Address: *************

(Party E1 and Party E2 are collectively referred to as “Party E”)

(The above parties are referred to collectively herein as the “Parties” and individually as a “Party”.)

WHEREAS:

1. Based on the Investment Cooperation Agreement (SK-LX 210720) dated July 27, 2021 (the “Original Agreement”), the relevant parties have further entered into a supplementary agreement to the Original Agreement (the “Supplementary Agreement for Equity Transfer”) on [], providing for the debt conversion arrangement;

2. With respect to several matters not mentioned under the Original Agreement and the Supplementary Agreement for Equity Transfer, the Parties intend to confirm and supplement agreement based on actual circumstances.

In accordance with the Civil Code of the People’s Republic of China, the Company Law of the People’s Republic of China and other relevant laws, regulations, rules and regulatory documents, and on the basis of equality and involuntariness, the Parties agree as follows through consultation:

1	Transfer of the Target Company’s Rights and Obligations

1.1 Whereas the Parties have actually divided the creditor’s rights and liabilities and business operations of the Target Company as of December 31, 2021 (the “Merger Date”), the Parties further acknowledge that Party A shall be responsible for the credits and debits of the Target Company before December 31, 2021, and Party B shall enjoy or be responsible for the business results and newly increased credits and debits of the Target Company from January 1, 2022 (except for the special provisions in the Supplementary Agreement for Equity Transfer).

1.2 The Parties acknowledge that the rights and obligations corresponding to the equity interests in the Target Company shall be transferred from January 1, 2022 and shall be actually enjoyed and assumed by Party B.

1.3 Without prejudice to Party A’s assumption of its liabilities for breach of contract for the losses suffered by Party B or the Target Company arising from Party A’s undisclosed liabilities, potential liabilities and obligations or equity defects prior to the Merger Date or arising from Party A’s misconduct in participation in the operations of the Target Company after the Merger Date.

2	Miscellaneous

2.2 Party A undertakes that it has the right to execute and perform this Agreement on behalf of all the parties acting in concert with it in the Original Agreement and the Supplementary Agreement for Equity Transfer; Party E undertakes that it has the right to execute and perform this Agreement on behalf of Shangqiu Kunpeng Enterprise Management Service Center (Limited Partnership) and Shangqiu Pengxiang Enterprise Management Service Center (Limited Partnership) controlled by Party E.

2.3 The transfer of the rights and obligations related to the equity interests in the Target Company, operation results and the newly increased credits and debits under this Agreement shall not affect the obligation of transferring the assets and businesses included in the scope of the debt transfer as provided in the Supplementary Agreement for Equity Transfer. The relevant assets, business and operation results finally attributable to the Target Company shall be based on the audit results.

3	Miscellaneous

3.1 The Parties agree to comply with Article 8 (Confidentiality) of the Original Agreement. The Supplementary Agreement for Equity Transfer shall apply to the matters not provided for herein; this Agreement shall be a part of the entire arrangement of the convertible loan and debt for equity transfer.

3.2 This Agreement shall be made in four counterparts and shall become effective upon the signature or company seal of the Parties and the signing of their respective legal representatives, Party A and Party C shall hold one counterpart, Party B and Party D shall each hold one counterpart, and Party E shall hold one counterpart. All counterparts shall have the same validity.

3.3 The Parties may separately reach a written supplemental agreement for any matters not mentioned in this Agreement which shall serve as a part of this Agreement. Any appendix, modification or supplement hereto shall constitute an integral part of this Agreement and shall have the same legal validity as this Agreement.

(The remainder of this page is intentionally left blank)

(Signature Page to the Supplementary Agreement on the Transfer of the Target Company)

I, Pan Heyong, as the undersigned, has fully read the Supplementary Agreement for the Transfer of the Target Company, and is aware of, understands and agrees to accept all contents of such agreement.

Party A

Pan Heyong (Signature):

(Signature Page to the Supplementary Agreement on the Transfer of the Target Company)

Party B: Zhejiang Lishui Mengxiang Education Development Co., Ltd. (Seal)

Legal Representative (Signature):

(Signature Page to the Supplementary Agreement on the Transfer of the Target Company)

Party C: Beijing Shangkun Education Technology Development Co., Ltd. (Seal)

Legal Representative (Signature):

(Signature Page to the Supplementary Agreement on the Transfer of the Target Company)

Party D: Beijing Pengxiang Tianxia Education Technology Co., Ltd. (Seal)

Legal Representative (Signature):

(Signature Page to the Supplementary Agreement on the Transfer of the Target Company)

I, Kuang Mei, as the undersigned, has fully read the Supplementary Agreement for the Transfer of the Target Company, and is aware of, understands and agrees to accept all contents of such agreement.

Party E1

Kuang Mei (Signature):

(Signature Page to the Supplementary Agreement on the Transfer of the Target Company)

I, Xu Jianling, as the undersigned, has fully read the Supplementary Agreement for the Transfer of the Target Company, and is aware of, understands and agrees to accept all contents of such agreement.

Party E2

Xu Jianling (Signature):